Exhibit 23.1

    JAMES STAFFORD

James Stafford Chartered Accountants Suite 350-1111 Melville Street Vancouver, British Columbia Canada V6E 3V6 Telephone +1 604 669 0711 Facsimile +1 604 669 0754

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation of our report dated 28 February 2007, with respect to the balance sheet of Trustcash Holdings, Inc. (formerly Ouvo, Inc.) as of 31 December 2006 and 2005, and the related statements of operations, cash flows and changes in stockholders' deficiency for the years then ended in the Form 8-K of Trustcash Holdings, Inc., dated 16 July 2007

                                                                                                                             /s/ James Staford
Vancouver, Canada                                                                                          Chartered Accountants

         16 July 2007